                               SEVERANCE AGREEMENT

         Agreement made as of the 22nd day of November, 2000, between SunSource, Inc., a Delaware corporation ("Company"), and Joseph M. Corvino ("Employee").

         WHEREAS, Employee is the Chief Financial Officer of the Company; and

         WHEREAS, the Company has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of Employee to his assigned duties without distraction; and

         WHEREAS, in consideration of Employee's continued employment with the Company, the Company agrees that Employee shall receive the compensation set forth in this Agreement against the adverse financial and career impact on Employee in the event Employee's employment with the Company is terminated under specified circumstances that may include a voluntary or involuntary termination associated with a Change in Control (as defined herein);

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Definitions. For all purposes of this Agreement, the following terms shall have the meanings specified in this Section unless the context clearly otherwise requires:

         (a) "Beneficial Owner" and the correlative term "Beneficially Own" are used herein within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

         (b) "Cause" shall mean a finding by the Company that Employee has: (i) materially breached his employment or service contract, if any, with the Company; (ii) materially failed to perform assigned duties (if Employee does not have an employment agreement) and does not remedy such material breach within 30 days after receiving written notice specifying the details thereof; (iii) been engaged in fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment or service or deliberate injury to the Company; or (iv) disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information.

         (c) "Change of Control" means the occurrence of any one of the following events:

                  (i) Any Person other than the management group of Maurice Andrien, Joseph M. Corvino, Norman V. Edmonson, Max W. Hillman, Donald T. Marshall, and John P. McDonnell, becomes a Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the voting power of the then outstanding securities of the Company.

                  (ii) (A) A transaction is approved in which the stockholders of the Company immediately before the transaction will not Beneficially Own in the same relative percentages, immediately after the transaction, shares entitling such stockholders to 75% or more of all votes to which all stockholders of the surviving entity would be entitled in the election of directors or other governing persons (excluding any election of directors by a separate class vote), or where the members of the Board, immediately prior to the transaction, would not, immediately after the transaction, constitute a majority of the board of directors of the surviving entity, (B) the sale or other disposition of all or substantially all of the assets of the Company, SunSource Investments, Inc., or SunSub A Inc., or their respective successors in interest or (C) a liquidation or dissolution of the Company, SunSource Investments, Inc., or SunSub A Inc., or their respective successors in interest; provided, however, that any such action with respect to SunSource Investments, Inc. or SunSub A Inc. shall not constitute a change of control so long as the Company continues to own, directly or indirectly, substantially all of the assets thereof.

                  (iii) A majority of the Board shall cease for any reason to consist of (A) individuals who on the effective date hereof are serving as directors of the Company, or (B) individuals who subsequently become members of the Board and whose nomination for election or election to the Board is recommended or approved by a majority of the Board.

         (d) "Constructive Termination Without Cause" shall mean a termination of Employee's employment by Employee following the occurrence, without his prior written consent, of one or more of the following events: (1) a material reduction in Employee's compensation; (2) a significant diminution in Employee's duties, responsibilities, titles or position, or the assignment to Employee of duties and responsibilities inconsistent with the title or positions held by Employee on the date of this Agreement; (3) the required geographical relocation of Employee out of the greater Philadelphia, Pennsylvania area; or (4) a change in Employee's direct reports such that Employee does not report directly to the President or Chief Executive Officer of the Company. A Constructive Termination Without Cause will not take effect unless: (1) Employee has delivered written notice to the Company within 60 days after acquiring knowledge of one of the events described in this Subsection 1(d) that provides a basis for Constructive Termination Without Cause, stating which one of these events has occurred; and
(2) within 30 days after receipt of such notice the Company has not remedied such event and provided Employee with written notice of such remedy.

         (e) "Salary" shall mean Employee's base salary at the time of reference exclusive of any and all bonuses, incentives and fringe benefits of any kind. Employee's Salary as of the date of this Agreement is $240,000 per year.

         (f) "Termination Date" shall mean the date of Employee's termination of employment with the Company.

         (g) "Termination of Employment" shall mean the termination of Employee's employment by the Company.

         2. Severance Benefits upon Termination.

         (a) If upon or within one year following a Change of Control (i) Employee suffers a Termination of Employment for any reason other than Cause, death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code) of Employee or (ii) Employee suffers a Constructive Termination Without Cause, the Company shall pay Employee his Salary for a period of twenty-four (24) months from the Termination Date.

         (b) If within the three month period commencing one year following a Change of Control Employee voluntarily terminates employment, the Company shall pay Employee his Salary for a period of twenty-four (24) months from the Termination Date; provided that Employee provides advance written notice of termination to the Company no later than 275 days following the Change of Control.

         (c) If either before a Change of Control or more than one year following a Change of Control (i) Employee suffers a Termination of Employment for any reason other than Cause, death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code) of Employee or (ii) Employee suffers a Constructive Termination Without Cause, the Company shall pay Employee his Salary for a period of twenty-four (24) months from the Termination Date.

         (d) Payments under this Section 2 shall be paid in accordance with the Company's normal payroll practices, with the first payment commencing as soon as practicable after Employee's Termination Date. In no event will interest be credited on the unpaid balance to which Employee may become entitled. Payment shall be made by mail to the last known address provided by Employee to Company or, at Employee's option by direct deposit to Employee's account at a bank or other financial instruction designated by Employee.

         (e) All payments hereunder to Employee shall cease upon the occurrence of the earliest of:

                  (i) completion of payment to Employee of benefits described in this Section 2;

                  (ii) the date Employee again becomes employed by the Company, an affiliate of the Company or a successor in interest to either;

                  (iii) disclosure of confidential information described in
Section 8;

                  (iv) competition in violation of Section 9; or

                  (v) the death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code) of Employee.

         (f) All benefits under this agreement including, but not limited to, payments under this Section 2, acceleration of options under Section 3, and other benefits under Section 5 shall be conditioned upon the execution and continued acceptance of a release, in the form and substance of Attachment A. If Employee has received benefits hereunder and subsequently repudiates the release in any manner, he shall immediately repay (i) the amount of payments under
Section 2 and (ii) the value of any other benefits received hereunder.

         3. Acceleration of Options.

         (a) Except as set forth in Subsection (b) below, upon a Change of Control, (i) all outstanding grants under the Company's 1998 Equity Compensation Plan shall automatically accelerate and become fully exercisable, and (ii) the restrictions and conditions on Employee's outstanding restricted stock, if any, shall immediately lapse.

         (b) Notwithstanding anything herein to the contrary, in the event of a Change of Control, the Company shall not have the right to take any actions described in this Agreement (including without limitation actions described in Subsection (a) above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such action, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

         4. Other Severance Benefits. The payment due under Section 2 hereof shall be in lieu of any severance or similar payments or benefits accrued for Employee, or to which Employee otherwise becomes entitled, through the Termination Date under any other severance or similar plan, policy or program of the Company, including the SunSource Severance Pay Plan. Anything contained herein to the contrary notwithstanding, if Employee becomes entitled to any severance or similar payments or benefits under any such other plan, policy or program, any amounts otherwise due and payable hereunder shall be offset by the amount of such other payments or benefits.

         5. Other Benefits.

         (a) Except as provided in Subsection (b) below, nothing in this Agreement shall prevent or limit Employee's continuing or future participation in or rights under any benefit, bonus, incentive or other plan or program provided by the Company, and for which Employee may qualify, from the date hereof through the Termination Date.

         (b) During the period in which Employee is entitled to payments under
Section 2, the Company shall (i) continue to provide Employee with the fringe benefits listed in Attachment B, and (ii) continue Employee's coverage in the Company's welfare benefit plans as available to similarly situated active executives of the Company, to the extent permissible under the terms of such plans and the applicable provisions of law, including the Internal Revenue Code, until such time as Employee becomes entitled to a substantially similar welfare benefit package at his new employer. Anything contained herein to the contrary notwithstanding, the Company's obligation to provide medical and dental benefits shall be limited to reimbursement of Employee's cost of COBRA continuation coverage under the Company's medical and dental benefits plan. Nothing herein shall alter the Company's right to amend, modify or terminate any such welfare benefit plans.

         6. Set-Off. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations shall be subject to set-off, counterclaim, recoupment, defense or other right which the Company may have against Employee.

         7. Taxes. Any payment required under this Agreement shall be subject to all requirements of the law with regard to the withholding of taxes, filing, making of reports and the like, and the Company shall use its best efforts to satisfy promptly all such requirements.

         8. Confidential Information.

         (a) Employee will have possession of or access to confidential information relating to the business of the Company, including writings, equipment, processes, drawings, reports, manuals, invention records, financial information, business plans, customer lists, the identity of or other facts relating to prospective customers, inventory lists, arrangements with suppliers and customers, computer programs, or other material embodying trade secrets, customer or product information or technical or business information of the Company. All such information, other than any information that is in the public domain through no act or omission of Employee or which he is authorized to disclose or required to disclose in connection with legal or administrative proceedings, is referred to collectively as "Confidential Information." During or after the Termination Date, Employee shall not (i) use or exploit in any manner Confidential Information for himself or any person, partnership, association, corporation or other entity other than the Company, (ii) remove any Confidential Information, or any reproduction thereof, from the possession or control of Company or (iii) treat Confidential Information other than in a confidential manner.

         (b) All Confidential Information developed, created or maintained by Employee, alone or with others while employed by the Company, and all Confidential Information maintained by Employee thereafter, shall remain at all times the exclusive property of the Company. Employee shall return to the Company all Confidential Information, and reproductions thereof, whether prepared by him or others, that are in his possession immediately upon request and in any event upon the termination of his employment with the Company.

         (c) For purposes of this Section 8, the term "Company" shall include the Company and its subsidiaries.

         9. Agreement Not to Compete. During the Restricted Period (defined below), Employee shall not, at any time within the Territory (defined below), directly or indirectly, engage in, or have any interest on behalf of himself or others in, any firm, corporation or business (whether as an employee, officer, director, agent, security holder, creditor, partner, joint venturer, beneficiary under a trust, investor, consultant or otherwise) that engages within the Territory in any of the business activities in which the Company shall have been engaged at any time during the one year prior to the termination of Employee's employment (the "Restricted Business"); provided, however, that nothing contained herein shall prevent or prohibit Employee from owning of record or beneficially up to 1% of the stock or equity of any corporation or other business entity engaged in the Restricted Business if such corporation or other entity is traded on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market. In addition, during the Restricted Period, Employee shall not directly or indirectly solicit or otherwise encourage any of the Company's employees to terminate their employment with the Company. The "Restricted Period" means the period of one year following Employee's Termination Date. The "Territory" means any part of North America in which the Company engages in the Restricted Business during the Restricted Period. If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable law, including with respect to time or space, the court is hereby requested and authorized by the parties hereto to revise the foregoing restriction to include the maximum restrictions allowable under applicable law. Employee acknowledges, however, that this Section 9 has been negotiated by the parties hereto and that the geographical and time limitations, as well as the limitation on activities, are reasonable in light of the circumstances pertaining to the business of the Company. For purposes of this
Section 9, the term "Company" shall include the Company and its subsidiaries.

         10. Remedies. The Employee expressly acknowledges that the remedy at law for any breach of Sections 8 or 9 will be inadequate and that upon any such breach or threatened breach, the Company shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, in equity or otherwise, and to enforce the specific performance of Employee's obligations under these provisions without having to prove actual damage to the Company or the inadequacy of a legal remedy. The rights conferred upon the Company by the preceding sentence shall not be exclusive of, but shall be in addition to, any other rights or remedies which the Company may have at law, in equity or otherwise.

         11. Notice. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be delivered personally or mailed by registered or certified mail, return receipt requested, or by overnight express courier service, as follows:

                      If to the Company, to:
                              SunSource, Inc.
                              3000 One Logan Square
                              Philadelphia, PA   19103
                              Attention:  President

                      If to Employee, to:

                              Joseph M. Corvino
                              1420 Ardleigh Circle
                              West Chester, PA 19380

or to such other names or addresses as the Company or Employee, as the case may be, shall designate by notice to the other party hereto in the manner specified in this Section. Any such notice shall be deemed delivered and effective when received in the case of personal delivery, five days after deposit, postage prepaid, with the U.S. Postal Service in the case of registered or certified mail, or on the next business day in the case of overnight express courier service.

         12. Governing Law. This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws provisions.

         13. Contents of Agreement, Amendment and Assignment.

         (a) This Agreement supersedes all prior agreements, sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except upon written amendment executed by Employee and the Company.

         (b) Nothing in this Agreement shall be construed as giving Employee any right to be retained in the employ of the Company.

         (c) All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Employee hereunder shall not be assignable in whole or in part.

         14. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application.

         15. Remedies Cumulative; No Waiver. No right conferred upon the parties by this Agreement is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by a party in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof.

         16. Term of Agreement. This Agreement shall commence on the date hereof and shall continue in effect until twenty-four (24) months beyond the month in which a Change in Control occurs (or, if later, twenty-four (24) months beyond the consummation of the transaction which constitutes a Change in Control).

         17. Survivorship. The respective rights and obligations of the parties under this Agreement shall survive any termination of the Employee's employment to the extent necessary to the intended preservation of such rights and obligations.

         18. Miscellaneous. All section headings are for convenience only. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.


                                    SUNSOURCE, INC.



                                    By:  /s/ Maurice P. Andrien, Jr.
                                         ---------------------------
                                         President and CEO


                                    EMPLOYEE

                                         /s/ Joseph M. Corvino
                                         ---------------------------

                                  ATTACHMENT A
                                 GENERAL RELEASE

         Whereas ___________________________ (herein referred to as "Employee") has been employed by SunSource, Inc. (herein collectively referred to as "Employer") and because Employee and Employer desire to amicably terminate Employee's employment with Employer, Employee and Employer agree as follows:

         1. In consideration of the promises of Employer set forth in paragraph 3 below, Employee, and his/her heirs, executors and administrators, intending to be legally bound, hereby permanently and irrevocably terminates his/her
employment with Employer, effective          , 200 , and remises,
releases and forever discharges Employer, and its subsidiaries and affiliates, and its and their officers, directors, shareholders, employees, agents, its and their respective successors and assigns, heirs, executors, and administrators, and any individual or organization related to Employer and against whom or which Employee could claim (hereinafter referred to collectively as "Releasees") of and from any and all actions and causes of actions, suits, debts, claims and demands whatsoever in law or in equity, which he/she had, now has, or may have, by reason of any matter, cause or thing whatsoever, from the beginning of his/her employment with Employer up to and including the date of this General Release (hereinafter "Agreement"), particularly, but without limitation, any claims arising from or relating in any way to his/her employment relationship or the termination of his/her employment relationship with Employer, including, but not limited to, any claims which have been asserted, could have been asserted or could be asserted now or in the future, including claims under any federal, state, or local laws, including Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. 2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. 621 et seq., the American with Disabilities Act, 42 U.S.C. 12101 et seq., the Employee Retirement Income Security Act, 29 U.S.C. 1001 et seq. ("ERISA"), any common law contract or tort claims now or hereafter recognized, and all claims for attorney's fees and costs.

         2. Employee further agrees and covenants that neither he/she, nor any person, organization or other entity on his/her behalf, will file, charge, claim, sue or cause or permit to be filed, charged or claimed, any civil action, suit or legal proceeding for personal relief (including any action for damages, injunctive, declaratory, monetary or other relief) against Releasees involving any matter occurring at any time in the past up to and including the date of this Agreement or involving any continuing effects of any acts or practices which may have arisen or occurred prior to the date of this Agreement. Employee further agrees that if any person, organization, or other entity should bring a claim against Releasees involving any such matter, he/she will not accept any personal relief in any such action.

         3. In full consideration of Employee's execution of this General Release, and his/her agreement to be legally bound by its terms, Employer agrees to provide Employee with the attached Severance Agreement, to which he/she acknowledges he /she would not otherwise be entitled.

         4. Except as set forth in this Agreement, it is expressly agreed and understood that Employer does not have, and will not have, any obligation to provide Employee at any time in the future with any payments, benefits or considerations other than those recited in paragraph 3 above, other than any vested benefits to which Employee may be entitled under the terms of Employer's benefit plans.

         5. Employee hereby agrees and recognizes that his/her employment relationship with Releasees has been permanently severed and that Releasees have no obligation, contractual or otherwise, to hire, rehire or re-employ him/her in the future and Employee agrees not to seek re-employment with Releasees.

         6. Employee agrees and acknowledges that the agreement by Employer, described herein, is not and shall not be construed to be an admission of any violation of any federal, state or local statute or regulation, or of any duty owed by Employer and that this Agreement is made voluntarily to provide an amicable conclusion of his/her employment relationship with Employer.

         7. Employee agrees, covenants and promises that he/she has not communicated or disclosed, and will not hereafter communicate or disclose the terms of this General Release to any persons with the exception of members of his/her immediate family and his/her attorney, and his/her accountant or tax advisor, each of whom shall be informed of this confidentiality obligation and shall be bound by its terms.

         8. Employee hereby certifies that:

         (a) he/she has read the terms of this Agreement, and that he/she understands its terms and effects, including the fact that he/she has agreed to release and forever discharge Releasees from any legal action arising out of his employment relationship with Employer, the terms and conditions of that employment relationship, and the termination of that employment relationship;

         (b) he/she has signed this Agreement voluntarily and knowingly in exchange for the consideration described herein, which he/she acknowledges as adequate and satisfactory to him/her;

         (c) he/she has been advised by Employer, through this document, to consult an attorney prior to signing this Agreement;

         (d) Employer has provided Employee with at least days within which to consider and sign this Agreement, and that Employee has signed on the date indicated below after concluding that this Agreement is satisfactory to him/her;

         (e) Employee has the right to revoke this Agreement for a period of seven (7) days following his/her execution of this Agreement by giving written notice to the Employer to the attention of _______________________.

         (f) Neither Employer, nor any of its agents, representatives or attorneys have made any representations to Employee concerning the terms or effects of this Agreement and other than those contained herein;

         9. The parties hereto acknowledge that the undertakings of each of the parties herein are expressly contingent upon the fulfillment and satisfaction of the obligations of the other party as set forth herein.

         10. If any provision of this Agreement is deemed invalid, the remaining provisions shall not be affected.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the
parties have executed the foregoing Agreement this           day of       ,    .


                                             EMPLOYEE



Witness:
         ---------------------------         -----------------------------------


                                             SUNSOURCE, INC.



Witness:                                     By:
        ----------------------------             -------------------------------

                                             Title:
                                                    ----------------------------

                                  ATTACHMENT B
                                 FRINGE BENEFITS


Auto Allowance                                                         $12,600
Health Club Reimbursement                                                1,100
Life Insurance  -  Tax Gross-Up                                         ______
                      [What Program?]